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                                                                    Exhibit 10.1

                   FORM OF ADMINISTRATIVE SERVICES AGREEMENT

         THIS ADMINISTRATIVE SERVICES AGREEMENT, dated as of April ___, 1997, (this "Agreement") is made and entered into by and between Long Beach Mortgage Company, a Delaware corporation to be renamed Ameriquest Mortgage Corporation ("Old Long Beach"), Long Beach Financial Corporation, a Delaware corporation ("LBFC") and Ameriquest Mortgage Company, a Delaware corporation to be renamed Long Beach Mortgage Company ("New Long Beach"). LBFC and New Long Beach are sometimes hereinafter referred to collectively as the "Company".

         A. The Company desires to obtain from Old Long Beach certain administrative services; and

         B. Old Long Beach is willing to provide such management and administrative services on the terms and conditions described below.

                 NOW, THEREFORE, Old Long Beach, LBFC and New Long Beach agree as follows:

         1. TERM. This Agreement shall commence as of April ___, 1997 and continue for one year or such other term as may be expressly provided herein with respect to any category of services, unless terminated by LBFC as provided herein. This Agreement may be terminated by LBFC in whole, or with respect to any one or more of the services described in Paragraph 2 below, at any time in its sole discretion upon giving written notice to Old Long Beach at least thirty (30) days prior to the date on which such termination is proposed to become effective; provided, however, that the Company shall be bound by and responsible for any transaction or expense properly agreed to or incurred by Old Long Beach in connection with services performed hereunder but not settled, paid or reimbursed prior to the date of any such termination. Upon termination of this Agreement in whole or part, the fee referred to in Paragraph 3 below will be prorated for the relevant period, but the due date thereof as described in Paragraph 4 below shall not be changed. This Agreement shall continue in full force and effect until terminated upon thirty days' written notice as provided herein.

         2. SERVICES PROVIDED. LBFC hereby engages Old Long Beach to provide, and Old Long Beach agrees to provide, the following management and administrative services (the "Services") to the Company as LBFC or New Long Beach may request from time to time:

                 a. The human resources and employee benefits administration services described in Schedule 2(a) to this Agreement; which is incorporated herein by this reference.

                 b. The information services and data processing functions described in Schedule 2(b); which is incorporated herein by this reference.

                 c.       The facilities support services described in Schedule
2(c).


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                 d.       The Mailroom services described in Schedule 2(d).

                 e. Such additional services as Old Long Beach and the Company may agree from time to time. Unless otherwise expressly agreed by Old Long Beach and the Company, such additional services shall be governed by the terms and conditions of this Agreement and the additional services, and the fees therefor, shall be added hereto by a written addendum executed by both parties.

         3. CONSIDERATION. As consideration for the services to be performed by Old Long Beach for the Company pursuant to this Agreement, the Company hereby agrees to pay Old Long Beach a fee for each Service as set forth in Schedules 2(a) through 2(d). Services identified to a specified fee may not be terminated unless all Services identified to that fee are terminated. The prices set forth on Schedules 2(a) through 2(d) contemplate that the only LBFC subsidiary that will obtain Services hereunder is New Long Beach. In the event other LBFC subsidiaries require Services, the prices set forth in Schedules 2(a) through 2(d) will be adjusted appropriately to reflect the increase in demand for Services from Old Long Beach. In the event the parties are unable to agree on an appropriate adjustment, Old Long Beach shall have no obligation to perform Services for the additional subsidiary.

         4. PAYMENT. Payment for Services rendered hereunder shall be due and payable in advance on the first business day of the month in which the Services are to be rendered. With respect to any costs or expenses incurred by Old Long Beach that are reimbursable by the Company hereunder, the Company shall reimburse all such costs and expenses on demand.

         5.      OWNERSHIP OF SYSTEMS AND SOFTWARE.

                 a. Except as otherwise set forth in the Contribution Agreement dated as of the date hereof by and among Old Long Beach, LBFC, New Long Beach and Ameriquest Capital Corporation (the "Contribution Agreement"), the Company agrees that Old Long Beach's current and future corporate systems and the programs, operating instructions and software therefor that Old Long Beach utilizes to perform the services specified by this Agreement are and will remain Old Long Beach's property. Any additions, changes, modifications, upgrades or enhancements to such systems, programs, operating instructions or software, even if made at the Company's suggestion, shall be and remain Old Long Beach's property and proprietary information and title to the same shall remain vested in Old Long Beach.

                 b. Except as otherwise set forth in the Contribution Agreement, Old Long Beach agrees that all data and data source documents, books, records, reports, files, forms, invoices and documentation, whether stored in hard copy or electronic medium of the Company (collectively, the "Company Records"), whether provided by the Company or generated in the course of Old Long Beach providing its services hereunder, are and shall remain the sole and exclusive property of the Company. The Company shall be responsible for the Company Records while the same are in transit to or from Old Long Beach. the Company shall have free and unrestricted access to the Company Records at all times.





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         6.      LIABILITY AND INDEMNITY.  This Agreement shall create no right, benefit or privilege in favor of any person other than Old Long Beach and the Company. LBFC and New Long Beach shall indemnify, defend and hold harmless Old Long Beach and its subsidiaries and affiliates and their respective officers, directors, employees, representatives, agents, successors and assigns from and against any and all damages, losses, expenses and liabilities, including reasonable attorneys' fees and costs (collectively, "Losses"), incurred by Old Long Beach arising or resulting from or related to Old Long Beach's performance of (or omission to perform) its obligations under this Agreement, including without limitation Old Long Beach's own negligence (but excluding willful misconduct or intentional tort). Old Long Beach shall indemnify, defend and hold harmless LBFC and New Long Beach and their respective subsidiaries, affiliates, officers, directors, employees, representatives, agents, successors and assigns from and against any and all losses incurred by LBFC and/or New Long Beach arising or resulting from or related to Old Long Beach's willful misconduct or intentional tort.

         7.      TERMINATION.

                 a. Upon any termination of this Agreement, Old Long Beach shall take all such actions as are reasonably requested by the Company to transition the services provided hereunder to a third party or to the Company, including without limitation (i) transferring the Company Records to the Company in one or more installments as appropriate and necessary to timely transfer all of such records, (ii) transferring the Company Records to a third party designated by the Company in writing, and (iii) providing the Company with the names of all computer software vendors and programs used by the Company to provide its services hereunder. Old Long Beach shall be entitled to retain a copy of the Company Records for its files to the extent reasonably necessary to protect its interests.

                 b. The termination services described above shall be performed by Old Long Beach at commercially reasonable hourly rates plus reimbursement of actual expenses.

                 c. The provision of Sections 5, 6, 11 and 13 hereof shall survive any termination of this Agreement, regardless of the reason for the termination.

         8. ASSIGNMENT. No party shall assign this Agreement without the prior written consent of the other parties, which consent shall not unreasonably be withheld.

         9. APPLICABLE LAW. This Agreement shall be construed and enforced, and all provisions hereof shall be administered, in accordance with the internal laws of the State of California.

         10. NOTICES. All notices and payments under this Agreement shall be personally delivered or sent by first-class mail, postage prepaid, addressed to the other party at the address set forth below or as otherwise designated in writing to the other party. All notices shall be in writing. Notices shall be deemed given when received and shall be deemed received when personally delivered or 48 hours after they are postmarked, if sent by mail.


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         If to Old Long Beach, to:

                 Ameriquest Mortgage Company
                 1100 Town & Country Road
                 Suite 1100
                 Orange, CA  92868

         If to the Company, to:

                 Long Beach Financial Corporation
                 1100 Town & Country Road
                 Suite 900
                 Orange, CA  92868

         11. ATTORNEYS' FEES. In the event of an action by either party to enforce the terms hereof, the prevailing Party shall be entitled to recover its expenses, including reasonable attorney's fees.

         12. SEVERABILITY. If in any judicial proceeding a court shall refuse to enforce all the provisions of this Agreement, the scope of any unenforceable provision shall be deemed modified and diminished to the extent necessary to render such provision valid and enforceable. In any event, the validity or enforceability of any such provision shall not affect any other provisions of this Agreement, and this Agreement shall be construed and enforced as if such provision had not been included.

         13. CONFIDENTIAL INFORMATION. Old Long Beach and the Company acknowledge and agree that all tangible and intangible information of the other party revealed, obtained, or developed in the course of or in connection with the performance of this Agreement or otherwise shall be considered as confidential and proprietary information of such other party. Such information shall not be disclosed to (i) any Old Long Beach or the Company employee except as strictly necessary on a need-to-know basis and furtherance of the party's obligations hereunder, or (ii) any third party except as required by law and only to the extent so required. Upon being so required, the party required to disclose confidential information of the other party shall immediately advise the other party so as to give such other party the opportunity to prevent such disclosure or take such other measures as are appropriate to maintain the strict confidentiality. All of such confidential information shall be used strictly for the purpose of this Agreement and for no other purpose, and shall not be commingled or otherwise integrated with data from any other source or entity.

         14. COUNTERPARTS. The parties may execute this Agreement by signing one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instruments.


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         15.     ENTIRE AGREEMENT; AMENDMENTS; HEADINGS.  The parties expressly understand and agree that this Agreement sets forth all promises, agreements, conditions and understandings between Old Long Beach and the Company with respect to the subject matter hereof. This Agreement shall not be modified or amended in any manner, except by an instrument in writing executed by Old Long Beach and the Company. The headings are for information only, are not part of this Agreement, and are not to be considered in the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Agreement as of the date first above written.


                                        LONG BEACH FINANCIAL CORPORATION, a
                                        Delaware corporation,



                                        By:
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                                        Title:
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                                        AMERIQUEST MORTGAGE CORPORATION, a
                                        Delaware corporation,



                                        By:
                                               ------------------------------

                                        Title:
                                               ------------------------------


                                        LONG BEACH MORTGAGE COMPANY, a
                                        Delaware corporation



                                        By:
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                                        Title:
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